SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 9, 2004

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Alton E. Yother has been appointed Executive Vice President and Controller of AmSouth Bancorporation effective November 9, 2004. In such role, he will serve as AmSouth’s principal accounting officer. Prior to such appointment, Mr. Yother, age 52, served as Executive Vice President, Treasurer and Controller of SouthTrust Corporation since 1998. Mr. Yother serves on the board of directors of Hibbett Sporting Goods, Inc.

It is anticipated that Mr. Yother will enter into a change-in-control agreement similar to those of other AmSouth executives. The agreement is not a current employment agreement but is structured to provide for an employment period of two years that begins on the effective date of a change-in-control of AmSouth (as defined in the agreement). Should Mr. Yother’s employment be terminated or significantly altered during that two-year period, he would be entitled to certain compensation. The terms of the agreement will be substantially similar to the terms of the agreements described in the third through fifth paragraphs under the caption “Employment Contract and Change-in-Control Agreements” in AmSouth’s definitive Proxy Statement as filed with the Securities and Exchange Commission on March 15, 2004 (the “Proxy Statement”). The information contained in such paragraphs in the Proxy Statement is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Index

Exhibit Number	Description
99.1	Information in the third through fifth paragraphs under the caption “Employment Contract and Change-in-Control Agreements” in the Proxy Statement (incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ Carl L. Gorday
Name:	Carl L. Gorday
Title:	Assistant Secretary

Date: November 15, 2004